UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2007

Kirkland's, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-49885	621287151
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

805 North Parkway, Jackson, Tennessee		38305
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	731-668-2444

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Office Lease Agreement

On March 1, 2007, Kirkland’s, Inc. (the "Company") entered into an Office Lease Agreement (the "Agreement"), effective as of March 1, 2007 with Two Rivers Corporate Centre, L.P., whereby the Company has leased 27,547 square feet of office space in Nashville, Tennessee for a seven-year term. The Agreement provides for annual rent beginning at $13 per square foot for the first year and increasing each year to $15.45 per square foot in the last year. The Agreement also includes an option to renew the lease for an additional seven years, with the rent for such option period to be at the then-current market rental rate. The new office will primarily house the merchandising and marketing, store operations and real estate teams, as well as certain other senior management personnel.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

March 1, 2007	By:	/s/ W. Michael Madden

Name: W. Michael Madden
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Office Lease Agreement with Two Rivers Corporate Centre, L.P., dated March 1, 2007.